UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2006

Date of Report (Date of Earliest Event Reported)

CENTENNIAL BANK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51556	41-2150446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(Address of Principal Executive Offices)(Zip Code)

(303) 296-9600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On May 26, 2006, Centennial Bank Holdings, Inc. received notice from G. Hank Brown that, because of his obligations relating to his permanent appointment as President of the University of Colorado, he will resign his position as a director of Centennial Bank Holdings, Inc. effective September 1, 2006.

Item 7.01                                                 Regulation FD Disclosure.*

John M. Eggemeyer, Chairman of the Board of Directors of Centennial Bank Holdings, Inc., will make a presentation on May 31, 2006 in Los Angeles at a meeting arranged by Keefe, Bruyette & Woods. A copy of the presentation materials is attached as Exhibit 99.1 of this Form 8-K. The presentation is also available on the company’s website at www.cbhi.com under the section entitled “Presentations”.

Item 9.01                                                 Financial Statements and Exhibits.*

(d) Exhibits.

The following exhibit is being furnished herewith:

99.1                 Copy of presentation Centennial Bank Holdings, Inc. intends to provide to current and prospective investors on May 31, 2006 in Los Angeles.

*The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Centennial Bank Holdings, Inc. under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Executive Vice President, General Counsel and Secretary

Date: May 31, 2006

Exhibit Index

Exhibit Number	Description

99.1	Copy of presentation Centennial Bank Holdings, Inc. intends to provide to current and prospective investors on May 31, 2006 in Los Angeles.